EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-67203, 333-95011 and 333-95711) and in the Registration Statements on Form S-8 (Nos. 333-32898, 333-44264, 333-48712, 333-48714, 333-48716, 333-76667, 333-76665, 333-93719, 333-93839, 333-79997, 333-68703, 333-52035, 333-57542, 333-24831, 333-00535, 033-59153, 333-58896, 333-59428, 333-65512, 333-66076, 333-66074, 333-71530, 333-71528, 333-81398, 333-91764, 333-91812, 333-99221 and 333-101479) of Cypress Semiconductor Corporation of our report dated March 7, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP San Jose, California March 21, 2003